EXHIBIT 11
                                                                      ----------

                             FLAMEMASTER CORPORATION
                         EARNINGS PER SHARE CALCULATIONS
                               SEPTEMBER 30, 2004



BASIC
-----
Income from Operations                                               $  504,452
Preferred Dividends                                                        --
                                                                     ----------
Income Available To Common Shareholders                              $  504,452
                                                                     ----------

Weighted Average Shares Outstanding
-----------------------------------
Common Stock - Average Outstanding                   1,656,272
Common Stock Options                                      --
                                                    ----------
Weighted Average Shares Outstanding                  1,656,272
                                                    ----------
Basic Earnings per Share                                             $     0.30
                                                                     ==========

DILUTED
-------
Income Available to Common Shareholders                              $  504,452
Preferred Dividends                                                        --
Interest from Convertible Notes, Net of Taxes                              --
                                                                     ----------
Diluted Income                                                       $  504,452
                                                                     ----------

Net Weighted Shares Outstanding
-------------------------------
Common Stock - Average Outstanding                         N/A
Preferred Stock                                           --
Convertible Notes                                         --
                                                    ----------
Net Weighted Shares Outstanding                            N/A
                                                    ----------

                                                                     ----------
Diluted Earnings per Share                                                  N/A
                                                                     ==========